UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2009

CALLWAVE, INC.

(Exact Name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50958	77-0490995
(Commissioner File Number)	(IRS Employer Identification No.)

136 West Canon Perdido Street, Suite A, Santa Barbara, California 93101

(Address of principal executive offices)

(805) 690-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 19, 2009, CallWave, Inc., a Delaware corporation (the “Company”) received a copy of a summons and complaint regarding a putative stockholder class action lawsuit that was filed May 14, 2009, against the Company and members of the Company’s Board of Directors in the Superior Court in and for Santa Barbara County, California. The complaint in this action, Flynn v. Cavins, et. al, S.B. Superior Court Case No. 1337321, alleges, among other things, that the members of the Company’s Board of Directors violated their fiduciary duties in connection with the proposal to deregister and delist the Company’s common stock and take the Company private.

On May 19, 2009, counsel to CallWave, Inc., a Delaware corporation (the “Company”), received copies of a summons and a complaint in a putative stockholder class action lawsuit that was filed on May 18, 2009, against the Company and members of the Company’s Board of Directors in the Superior Court in and for Santa Barbara County, California. The complaint in this action, Sobel v. CallWave, et. al, S.B. Superior Court Case No. 1337358, alleges, among other things, that the members of the Company’s Board of Directors violated their fiduciary duties arising out of their attempt to deregister and delist the Company’s common stock and take the Company private.

The Company believes that it has meritorious defenses and intends to defend the lawsuits vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLWAVE, INC.,

Date: May 21, 2009	By:	/s/ Jeffrey M. Cavins
Jeffrey M. Cavins
Chief Executive Officer

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